EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GourmetMarket.com, Inc. (the "Company") of our report dated March 31, 2001 included in the Company's Annual Report on Form 10-KSB.

          Margolies, Fink and Wichrowski

          Pompano Beach, Florida
          June 5, 2001